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                                   EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION





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                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


          Virgil K. Benton II and Al A. Ronco certify that:

          1. They are the Chairman of the Board and the Secretary, respectively, of Keystone Automotive Industries, Inc., a California corporation (the "Corporation").

          2. The Articles of Incorporation of the Corporation are amended and restated to read as set forth on Exhibit "A" attached hereto.

          3. The amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors.

          4. The amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the California General Corporation Law ("California Law"). The total number of outstanding shares of the Corporation is 5,800,000. The number shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

          Executed at Los Angeles, California this thirty-first day of May, 1996.


                              /s/ Virgil K. Benton II
                             -----------------------------------------------
                              Virgil K. Benton II, Chairman of the Board



                              /s/ Al. A. Ronco
                             -----------------------------------------------
                              Al A. Ronco, Secretary

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                                   Exhibit "A"

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                         KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


     ONE:      The name of this corporation is Keystone Automotive
Industries, Inc.

     TWO:      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THREE:    This corporation is authorized to issue two classes of shares of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of stock which this corporation shall have authority to issue is 23,000,000 shares, consisting of 20,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock.

               A.   COMMON STOCK

                    1. Except where otherwise provided by law, by these Restated Articles of Incorporation, or by resolution of the Board of Directors pursuant to this Article THREE, the holders of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of shareholders' meetings and the exclusive voting rights and powers.

                    2. Subject to all of the rights of the Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of the corporation legally available for the payment of such dividends.

               B.   PREFERRED STOCK

               The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions, or any of them, granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.


     FOUR:     A.   This Article FOUR shall become effective only when this
corporation becomes a listed corporation within the meaning of Section 301.5 of the California General Corporations Law ("California Law"), which section provides that a listed corporation means a corporation with outstanding shares listed on the New York Stock Exchange or the American Stock Exchange, or a corporation with outstanding securities designated as qualified for trading as a national market system security on the National Association of Securities Dealers Automatic Quotation System (or any successor national market system) if the corporation has at least 800 holders of its equity securities as of the record date of the corporation's most recent annual meeting of shareholders.

               B. Upon the effectiveness of this Article FOUR, the Board of Directors shall be classified into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits, the members of each class to serve for a term of three years. If the number of directors is not

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divisible by three, the first extra director shall be assigned to the first class of directors and any additional director shall be assigned to the second class of directors.

               C. Upon the effectiveness of this Article FOUR, the election of directors by the shareholders shall not be by cumulative voting. At each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by the shareholder.

               D. At the first annual meeting of shareholders held after the effectiveness of this Article FOUR, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting of shareholders and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. At each subsequent annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders.

               E. If at any time this corporation ceases to be a listed corporation as defined in Section 301.5 of the California Law, at each succeeding annual meeting of shareholders where the existing term of a class of directors is expiring, the directors of each such class shall then be elected for a term expiring in one year until all directors are elected for one year terms. The election of all directors at the annual meeting of shareholders for a term of one year shall continue until the corporation once again qualifies as a listed corporation within the meaning of Section 301.5 of the California Law, and the foregoing provisions of this Article FOUR shall be reinstated.

     FIVE:          The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and shareholders and are in furtherance and not in limitation of the powers conferred upon the corporation by statute:

          (a) Unless otherwise expressly provided in the California Law, approval by the holders of at least two-thirds of the outstanding shares of the capital stock of this corporation entitled to vote (including the affirmative vote of at least two-thirds of the outstanding shares of any class or series of the capital stock entitled to vote separately) shall be required with respect to each of the following actions:

               A. Any amendment to or the elimination of Articles FOUR, FIVE, SIX or SEVEN of these Restated Articles of Incorporation.

               B. Any amendment to or the elimination of any provision of the Bylaws of this corporation which requires approval by the shareholders to become effective.

          (b) Unless otherwise expressly provided in the California Law, notwithstanding anything to the contrary in these Restated Articles of Incorporation or the Bylaws of this corporation, (A) vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote of at least two-thirds of the remaining directors then in office, or by the sole remaining director, even though less than a quorum of the Board of Directors, and (B) any director elected in accordance with clause (A) of this paragraph (b) shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director's successor shall have been elected and qualified.

     SIX:      Except as set forth in Section 603(d) of the California Law, no action required to be taken or which may be taken at any annual or special meeting of shareholders of the corporation may be taken by written consent of shareholders, unless a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of at least two-thirds of the outstanding shares of the capital stock of the corporation entitled to vote thereon.

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     SEVEN:    The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Law) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Law, subject only to the applicable limits set forth in
Section 204 of the California Law with respect to actions for breach of duty to the corporation and its shareholders. This corporation is authorized to purchase and maintain insurance on behalf of its agents against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such from a company, the shares of which are owned in whole or in part by this corporation, provided that any policy issued by such company is limited to the extent required by applicable law. Any repeal or modification of the foregoing provisions of this Article SEVEN by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of that repeal or modification.

     EIGHT:    This corporation elects to be governed by all of the provisions of the General Corporation Law of 1977 not otherwise applicable to it under Chapter 23 thereof.
















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